Exhibit 99.1
Innovative Industrial Properties Reports Second Quarter 2026 Results
Significant Liquidity of $300 Million Available to Support Strategic Growth
SAN DIEGO, CA – August 3, 2026 – Innovative Industrial Properties, Inc. (NYSE: IIPR) ("IIP" or the "Company") announced today results for the second quarter ended June 30, 2026.
Executive Chairman Remarks

“Our second quarter activity reflects the continued execution of our strategy across multiple fronts by our management team. We completed the funding of our $270 million investment in IQHQ, generated meaningful leasing momentum across our portfolio and proactively strengthened our balance sheet through a series of successful capital markets transactions," said Alan Gold, Executive Chairman of IIP. "With substantial liquidity, conservative leverage and demonstrated access to multiple sources of capital, we believe we are well positioned to pursue attractive, accretive growth opportunities to deliver long-term value to our shareholders.”
Second Quarter 2026

Financial Results and Dividend
•Total revenues of $63.3 million and net income attributable to common stockholders of $40.7 million, or $1.36 per diluted share (all per share amounts in this press release are reported on a diluted basis unless otherwise noted).
•Adjusted funds from operations ("AFFO") of $53.0 million, or $1.83 per share
•Declared dividends to common stockholders totaling $1.90 per share. Since its inception, IIP has paid over $1.2 billion in common stock dividends to its stockholders.
•Completed an upsized private offering of $402.5 million aggregate principal amount of 6.0% exchangeable senior notes due 2029 (the "Exchangeable Notes").

	Three Months Ended		Three Months Ended
	June 30, 2026		June 30, 2025
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Net income attributable to common stockholders	$40,665	$1.36	$25,146	$0.86
Normalized FFO	49,214	1.70	45,228	1.60
AFFO	53,009	1.83	48,399	1.71
__________________________________________________________________
Definitions of the above-mentioned non-GAAP financial measures, together with reconciliations to net income in accordance with GAAP and other definitions of capitalized terms used herein, appear at the end of this release.
IQHQ Investment
•Funded $120.0 million of Series G preferred equity during the second quarter.
•As of June 30, 2026, the Company had fully funded an aggregate of $270.0 million of its strategic investment in IQHQ, Inc., consisting of a $100.0 million revolving credit facility and $170.0 million of Series G preferred equity.

Portfolio - Leasing and Dispositions
•In April 2026, executed a 58,000 square foot full-building lease in Buckeye Lake, Ohio with Curaleaf, a public multi-state operator.
•In May 2026, the Company sold a land parcel located in San Marcos, Texas for approximately $3.3 million in gross proceeds. The Company recorded a loss on sale of $4.9 million in connection with the transaction.
•In May 2026, the Company sold a property located in Perth, New York for $88.5 million pursuant to a tenant purchase option and provided $49.0 million of seller financing. The Company recorded a gain on sale of $16.7 million in connection with the transaction.

Portfolio - Select Tenant Updates
•The following table summarizes payments received from certain defaulted tenants during the periods presented and the corresponding per share impact (in thousands, except per share amounts):

	Three Months Ended March 31, 2026		Three Months Ended June 30, 2026		Q3'26 To Date

Tenant	Total Payments	Per Share(1)	Total Payments	Per Share(1)	Total Payments	Per Share(1)
PharmaCann	3,244	0.11	1,229	0.04	81	—
4Front	225	0.01	675	0.02	400	0.01
Total	$3,469	$0.12	$1,904	$0.06	$481	$0.01
___________________________________________________________________
(1)For the three months ended June 30, 2026, the weighted-average diluted shares outstanding for FFO, Normalized FFO and AFFO was 28,972,371 shares, which was also used to calculate the total payments per share for the period Q3'26 To Date.

•PharmaCann
•During the second quarter of 2026, the Ohio and Pennsylvania courts released $0.6 million and $0.3 million, respectively, to the Company comprised of the rent payments previously required to be escrowed with the courts by PharmaCann.
•As previously disclosed, the Company has resolved all pending litigation with PharmaCann with respect to PharmaCann's prior lease defaults. The settlement agreement that the Company has entered into with PharmaCann includes monetary judgments for amounts owed by PharmaCann under the leases for New York, Ohio and Pennsylvania. In April 2026, PharmaCann surrendered the Ohio premises and the Company immediately entered into a new lease with Curaleaf. PharmaCann has remained in possession past the surrender dates for the New York and Pennsylvania properties with the Company's consent and is in cooperation with the Company to work towards transferring the existing licenses for those facilities to new tenants in the near-term.
•4Front
•The Company has reached tentative arrangements with prospective new tenants for the four assets leased to 4Front, including a 250,000 square foot asset in Illinois, a 114,000 square foot asset in Washington, and two assets in Massachusetts totaling 124,000 square feet. Each of these arrangements is subject to certain contingencies to effectiveness (such as licensing transfer approvals) and are expected to go into effect at the conclusion of receivership proceedings, anticipated to occur by year end 2026 or early 2027.

Balance Sheet Highlights (at June 30, 2026)
•14.2% net debt to total gross assets, with $3.0 billion in total gross assets.
•Total liquidity was $299.7 million, consisting of cash and cash equivalents (as reported in IIP’s consolidated balance sheet as of June 30, 2026) and availability under IIP’s revolving credit facilities.
•Net Debt to Adjusted EBITDA of 1.7x.
Financing Activity
•Preferred Stock
•During the three months ended June 30, 2026, the Company issued 948,034 shares of its 9.00% Series A Preferred Stock under its ATM Program for $20.9 million in net proceeds.
•Common Stock
•During the three months ended June 30, 2026, the Company issued 680,842 shares of its common stock under its ATM Program for $34.8 million in net proceeds.
•During the quarter, the Company repurchased 1,468,542 shares of its common stock for $89.0 million at a weighted average price of approximately $60.58 per share, $80.5 million of which were purchased concurrently with the offering of Exchangeable Notes.
•Note Repayment
•During the quarter ended June 30, 2026, the Company fully repaid its outstanding $291 million of 5.50% Unsecured Senior Notes due 2026.
•Exchangeable Notes

•During the quarter ended June 30, 2026, the Company completed a private offering of $402.5 million aggregate principal amount of Exchangeable Notes of its operating partnership, IIP Operating Partnership, LP (the "Operating Partnership").
•The Operating Partnership used $80.5 million of the net proceeds to repurchase shares of common stock of the Company and intends to use the remaining net proceeds for working capital and general corporate purposes, which may include repayment of indebtedness, and funding future investments.
•Secured Debt
•In April 2026, the Company closed on a $20.0 million, three-year secured term loan which bears interest at a fixed rate of 9.0%.
•In May 2026, the Company closed on a $56.5 million, three-year secured term loan that bears interest at one-month SOFR plus 500 basis points.
•In May 2026, the Company closed four secured term loans totaling $44.9 million in gross proceeds with a five-year term and a fixed interest rate of 6.67%.
•In May 2026, the Company closed on a $20.0 million secured term loan that bore interest at a fixed rate of 10.0% and matured on October 9, 2026. The loan was repaid in full during the second quarter.
•In June 2026, the Company closed on a $7.3 million, five-year secured term loan which bears interest at a fixed rate of 7.50%.

Financial Results
For the three months ended June 30, 2026, IIP generated total revenues of $63.3 million, compared to $62.9 million for the same period in 2025, an increase of 0.7%. The modest increase was primarily attributable to new leases executed on existing properties and annual contractual rent escalations on certain properties, which were substantially offset by decreases in rental revenue resulting from the sale of certain properties, tenant defaults and lease terminations.

For the three months ended June 30, 2026, the Company applied $1.2 million of security deposits for payment of rent on properties leased to Battle Green and The Cannabist Company. During the three months ended June 30, 2025, the Company applied $18,000 of security deposits for payment of rent on a property leased to Emerald Growth, which was sold in April 2025.
For the three months ended June 30, 2026, interest and other income increased by $9.2 million to $10.8 million compared to $1.6 million for the three months ended June 30, 2025. The increase was primarily driven by the recognition of $8.5 million of interest and dividend income related to our financial investments in IQHQ, as well as interest income recognized on the seller-financed note associated with the sale of a property in Perth, New York.
Dividend
On June 15, 2026, the Board of Directors declared a second quarter 2026 dividend of $1.90 per common share, representing an annualized dividend of $7.60 per common share. The dividend was paid on July 15, 2026 to stockholders of record as of June 30, 2026.
Supplemental Information
Supplemental financial information is available in the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com.
Teleconference and Webcast
The Company will conduct a conference call and webcast at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) on Tuesday, August 4, 2026 to discuss IIP’s financial results and operations for the second quarter ended June 30, 2026. The call will be open to all interested investors through a live audio webcast at the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com, or live by calling 1-833-461-5787 (domestic) or 1-585-542-9983 (international) and asking to be joined to the Innovative Industrial Properties, Inc. conference call using meeting ID 557683068. The complete webcast will be archived for one year on IIP’s website. The website replay will be posted in the Investor Relations section of innovativeindustrialproperties.com.
About Innovative Industrial Properties
Innovative Industrial Properties, Inc. is a real estate investment trust (REIT) focused on the acquisition, ownership and management of specialized industrial properties and life science real estate. Additional information is available at www.innovativeindustrialproperties.com.
This press release contains statements that IIP believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as IIP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding potential transactions, including proposed leases of our properties, the consummation and timing of which remain subject to the negotiation and execution of definitive documentation, satisfaction of customary closing conditions and other contingencies, including those related to receivership sale processes; the anticipated timing, outcome and effects of pending receivership proceedings, including the effectiveness of arrangements with prospective new tenants for certain properties following the conclusion of such proceedings; the expected transfer of existing cannabis licenses for certain properties to new tenants; and the intended use of net proceeds from the offering of Exchangeable Notes. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2025, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that the Company's expectations will be realized. IIP disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

INNOVATIVE INDUSTRIAL PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	June 30,	December 31,
Assets	2026	2025
Real estate, at cost:
Land	$141,289	$146,320
Buildings and improvements	2,189,885	2,269,597
Construction in progress	34,769	40,593
Total real estate, at cost	2,365,943	2,456,510
Less accumulated depreciation	(369,450)	(343,062)
Net real estate held for investment	1,996,493	2,113,448
Life science investments	275,888	152,665
Loans receivable	71,800	22,800
Cash and cash equivalents	204,734	47,597
Restricted cash	2,903	—
In-place lease intangible assets, net	5,515	6,366
Other assets, net	24,308	27,982
Total assets	$2,581,641	$2,370,858

Liabilities and stockholders’ equity
Liabilities:
Notes due 2026, net	$—	$290,602
Exchangeable notes, net	391,163	—
Term loans, net	125,370	—
Revolving credit facilities	92,500	102,500
Building improvements and construction funding payable	789	2,964
Accounts payable and accrued expenses	8,354	10,870
Dividends payable	56,314	54,913
Rent received in advance and tenant security deposits	44,710	50,307
Other liabilities	10,842	10,698
Total liabilities	730,042	522,854
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, liquidation preference of $25.00 per share, 5,666,082 and 2,019,525 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	128,995	47,780
Common stock, par value $0.001 per share, 50,000,000 shares authorized: 27,571,349 and 28,022,975 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	28	28
Additional paid-in capital	2,072,317	2,113,184
Dividends in excess of earnings	(349,741)	(312,988)
Total stockholders’ equity	1,851,599	1,848,004
Total liabilities and stockholders’ equity	$2,581,641	$2,370,858

INNOVATIVE INDUSTRIAL PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
For the Three and Six Months Ended June 30, 2026 and 2025
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026		2025
Revenues:
Rental (including tenant reimbursements)	$62,890	$62,866	$131,810		$134,563
Other	425	25	501		50
Total revenues	63,315	62,891	132,311		134,613

Expenses:
Property expenses	7,196	6,867	14,772		14,246
General and administrative expense	7,719	8,626	18,068		17,087
Depreciation and amortization expense	18,799	18,500	37,383		36,891
Impairment loss on real estate	—	—	—		3,527
Total expenses	33,714	33,993	70,223		71,751
Gain (loss) on sale of real estate, net	11,847	—	12,269		—
Income from operations	41,448	28,898	74,357		62,862
Interest and other income	10,752	1,570	17,083		3,183
Interest expense	(8,348)	(4,444)	(14,779)		(8,944)
Net income	43,852	26,024	76,661	—	57,101
Preferred stock dividends	(3,187)	(878)	(5,841)		(1,659)
Net income attributable to common stockholders	$40,665	$25,146	$70,820		$55,442
Net income attributable to common stockholders per share:
Basic	$1.39	$0.87	$2.43		$1.92
Diluted	$1.36	$0.86	$2.39		$1.90
Weighted-average shares outstanding:
Basic	28,443,143	27,924,092	28,218,773		28,098,850
Diluted	29,992,248	28,317,693	29,233,929		28,452,111

INNOVATIVE INDUSTRIAL PROPERTIES, INC.
FFO, NORMALIZED FFO AND AFFO
For the Three and Six Months Ended June 30, 2026 and 2025
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net income attributable to common stockholders	$40,665	$25,146	$70,820	$55,442
Real estate depreciation and amortization	18,799	18,500	37,383	36,891
Impairment loss on real estate	—	—	—	3,527
Loss (gain) on sale of real estate, net	(11,847)	—	(12,269)	—
FFO attributable to common stockholders	47,617	43,646	95,934	95,860
Litigation-related expense	1,312	413	3,182	819
Income on seller-financed notes(1)	223	1,164	446	1,317
Deferred lease payments received on sales-type leases(2)	525	5	700	25
Transaction costs and other(3)	(463)	—	(463)	(32)
Normalized FFO attributable to common stockholders	49,214	45,228	99,799	97,989
Stock-based compensation	2,826	2,672	5,410	4,750
Non-cash interest expense	1,281	476	1,857	946
Non-cash accretion of life science investments	(335)	—	(669)	—
Above-market lease amortization	23	23	46	46
AFFO attributable to common stockholders	$53,009	$48,399	$106,443	$103,731
FFO per common share – diluted	$1.64	$1.54	$3.34	$3.37
Normalized FFO per common share – diluted	$1.70	$1.60	$3.47	$3.44
AFFO per common share – diluted	$1.83	$1.71	$3.71	$3.65
Weighted average common shares used for FFO, Normalized FFO, and AFFO:
Basic	28,443,143	27,924,092	28,218,773	28,098,850
Restricted stock and RSUs	529,228	393,601	502,400	353,261
Diluted(4)	28,972,371	28,317,693	28,721,173	28,452,111
____________________________________________________________________
(1)Amounts reflects non-refundable cash payments received pursuant to seller-financed notes issued by us in connection with our disposition of certain properties. As the transactions did not qualify for recognition as completed sales under GAAP, the payments are recorded as a deposit liability and included in other liabilities on our consolidated balance sheet.
(2)Amount reflects the non-refundable lease payments received on two sales-type leases which are recognized as a deposit liability starting on January 1, 2024, and is included in other liabilities in our consolidated balance sheets as of June 30, 2026 and December 31, 2025 as the transaction did not qualify for recognition as a completed sale.
(3)Amount reflects other items that are considered to be infrequent and unusual in nature and/or not related to our core real estate operation. For the three and six months ended June 30, 2026, amount reflects certain financing costs that were not capitalizable and write-off of certain liabilities.
(4)For the three and six months ended June 30, 2026, amounts exclude 1,019,877 and 512,756 weighted-average shares potentially issuable upon exchange of the Exchangeable Notes under the if-converted method, respectively. See FFO definition below for more detail.
Non-GAAP Financial Measures
Funds From Operations (FFO)
FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (NAREIT). NAREIT defines FFO as the most commonly accepted and reported measure of a

REIT’s operating performance equal to net income, computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures. IIP also excludes from FFO any disposition-contingent lease termination fee received in connection with a property sale.
Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of IIP's properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. IIP believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. IIP reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.
The Exchangeable Notes were dilutive for purposes of calculating earnings per diluted share for the three and six months ended June 30, 2026, as GAAP requires convertible notes that can be settled in cash and/or shares at the Company’s discretion to be evaluated under the if-converted method. However, for the purposes of calculating FFO, Normalized FFO and AFFO per diluted share, the Company excludes the dilutive impact of the Exchangeable Notes under the if-converted method as management believes the evaluation of operating performance based on actual diluted shares outstanding is more appropriate to facilitate consistent comparisons between reporting periods and reflects the actual shares that are entitled to common stock dividends each period. Accordingly, for the three months ended June 30, 2026, cash interest expense of $1.0 million relating to the Exchangeable Notes was included and 1,019,877 weighted-average shares potentially issuable upon exchange of the Exchangeable Notes under the if-converted method were excluded from the calculation of FFO, Normalized FFO and AFFO per diluted share. For the six months ended June 30, 2026, cash interest expense of $1.0 million relating to the Exchangeable Notes was included and 512,756 weighted-average shares potentially issuable upon exchange of the Exchangeable Notes under the if-converted method were excluded from the calculation of FFO, Normalized FFO and AFFO per diluted share.

Normalized Funds from Operations (Normalized FFO)
IIP computes Normalized FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that management believes are infrequent and unusual in nature and/or not related to IIP's core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to assist in their evaluation of IIP's operating performance across multiple periods and in comparison to the operating performance of other companies, because it removes the effect of unusual items that are not expected to impact IIP's operating performance on an ongoing basis. Normalized FFO is used by management in evaluating the performance of IIP's core business operations.
Adjusted Funds from Operations (AFFO)
Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT’s operating performance. IIP calculates AFFO by adjusting Normalized FFO for certain non-cash items.
IIP’s computation of FFO, Normalized FFO and AFFO may differ from the methodology for calculating FFO, Normalized FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO, Normalized FFO and AFFO do not represent cash flow available for management’s discretionary use. FFO, Normalized FFO and AFFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of IIP’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of IIP’s liquidity, nor is it indicative of funds available to fund IIP’s cash needs, including IIP’s ability to pay dividends or make distributions. FFO, Normalized FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of IIP’s operations.

INNOVATIVE INDUSTRIAL PROPERTIES, INC.
Net Debt to Adjusted EBITDA
For the Three Months Ended June 30, 2026
(Unaudited)
(In thousands)

For the Three Months Ended June 30, 2026
Net income	$43,852
Adjustments for EBITDA:
Interest expense	8,348
Taxes (including corporate tax expense in G&A expense)	66
Depreciation and amortization expense	18,799
Above-market lease amortization	23
Non-cash accretion of life science investments	(335)
Corp. asset depreciation (included in G&A expense)	24
EBITDA:	$70,777

Adjustments for Adjusted EBITDA:
Non-cash stock-based compensation expense	2,826
Loss (gain) on sale of real estate, net	(11,847)
Income on seller-financed notes	223
Deferred lease payments received on sales-type lease	525
Transaction costs and other	(463)
Adjusted EBITDA:	$62,041

Adjusted EBITDA annualized:	$248,164

Total Debt:	$623,601
Cash and cash equivalents	(204,734)
Net Debt:	$418,867

Net Debt/Adjusted EBITDA:	1.7x
Definitions
EBITDA and Adjusted EBITDA: EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization (including above-market lease amortization and corporate asset deprecation) and non-cash accretion of life science investments. Adjusted EBITDA is EBITDA adjusted for non-cash stock-based compensation, gain (loss) on sale of real estate, impairment loss on real estate, income on seller-financed notes and deferred lease payments received on sales-type lease.
Management believes EBITDA and Adjusted EBITDA are meaningful supplemental measures of a REIT’s performance because they provide additional information regarding our operating performance without giving effect to certain financing decisions, tax considerations and significant non-cash items. Adjusted EBITDA further excludes certain items that management does not consider representative of IIP's ongoing operating performance or that may vary significantly between periods, and includes certain cash receipts not included in EBITDA. Management believes these measures facilitate comparisons of IIP's operating performance between periods and with other REITs. In addition, EBITDA and Adjusted EBITDA is widely followed by industry analysts, lenders, investors, rating agencies, and others as a means of evaluating the operational cash generating capacity of a company prior to servicing debt obligations. For these reasons, management has deemed it appropriate to disclose and discuss EBITDA and Adjusted EBITDA.

Net Debt: Calculated as the sum of the outstanding principal balance of the Exchangeable Notes, term loans, and the Revolving Credit Facilities, less cash and cash equivalents, as presented on IIP's consolidated balance sheet as of June 30, 2026.
Gross Assets: Calculated as total assets plus accumulated depreciation, as presented on IIP's consolidated balance sheet as of June 30, 2026.
Company Contact:
David Smith
Chief Financial Officer
Innovative Industrial Properties, Inc.
(858) 997-3332